UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2005

SBS Interactive, Co.

(Exact name of registrant as specified in its charter)

Florida	000-28363	65-0705830
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

N/A (Address of principal executive offices)	N/A (Zip Code)

(416) 223-9293
(Registrant's telephone number, including area code)

247 Lesmill Road
Toronto, Ontario
Canada  M3B 2V1
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

SBS Interactive, Co. (the “Company”) is unable to file its quarterly report on Form 10-QSB for the quarterly period ended September 30, 2005 because the Company lacks the financial resources to prepare such quarterly report. The Company is currently exploring its alternatives to restructure its business plan and to obtain financing, including pursuing ongoing discussions with Ultimatte Corporation. To date, there are no commitments on the part of any third party to do the foregoing. If the Company is unable to successfully restructure its business plan and to obtain financing, it will not be able to continue as a going concern.

The information in this Current Report on Form 8-K contains “forward-looking statements” within the meaning of the U.S. federal securities laws. These forward-looking statements are based on the Company’s current expectations, assumptions, estimates and projections about the Company’s business and industry. Words such as “will” and other similar expressions identify forward-looking statements. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements. More information about these risks, uncertainties and assumptions can be found in the risk factors and forward-looking statements cautionary language contained in the Company’s Annual Report on Form 10-KSB and in other filings made with the Securities and Exchange Commission. The Company does not undertake, and specifically disclaims, any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date such forward-looking statements are made.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SBS INTERACTIVE, CO.

Date:	November 15, 2005	By:	/s/ Todd Gotlieb
Name: Todd Gotlieb Title: President

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